Exhibit 24

                        POWER OF ATTORNEY



     We, the undersigned officers and directors of Crompton & Knowles Corporation, hereby severally constitute and appoint Vincent A. Calarco, Charles J. Marsden, and John T. Ferguson II, and each of them severally, our true and lawful attorneys or attorney, with full power to them and each of them to execute for us, and in our names in the capacities indicated below, and to file with the Securities and Exchange Commission the Annual Report on Form 10-K of Crompton & Knowles Corporation for the fiscal year ended December 30, 1995, and any and all amendments thereto.

     IN WITNESS WHEREOF, we have signed this Power of Attorney in the capacities indicated on January 23, 1996.

Signature              Title             Signature     Title

Principal Executive
Officer:              Chairman of
                      the Board,
                      President, CEO     /s/Robert A. Fox     Director
/s/Vincent A. Calarco and Director          Robert A. Fox
   Vincent A. Calarco


Principal Financial                     /s/Roger L. Headrick  Director
Officer:                                   Roger L. Headrick
                      Vice President
                      Finance &
/s/Charles J. Marsden Director          /s/Leo I. Higdon, Jr. Director
   Charles J. Marsden                      Leo I. Higdon, Jr.

Principal Accounting                   /s/Michael W. Huber    Director
Officer:                                  Michael W. Huber

/s/Peter Barna        Treasurer        /s/C.A. Piccolo        Director
   Peter Barna                            C.A. Piccolo


/s/James A. Bitonti   Director         /s/Patricia K. Woolf   Director
   James A. Bitonti                       Patricia K. Woolf